UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2012

REYNOLDS AMERICAN INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-32258	20-0546644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of principal executive offices) (Zip Code)

336-741-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2012, R. J. Reynolds Tobacco Company (“RJRT”), a wholly owned subsidiary of Reynolds American Inc. (“RAI”), and BATUS Japan, Inc. (“BATUSJ”), a wholly owned subsidiary of British American Tobacco p.l.c. (“BAT”), entered into an Amendment and Extension Agreement (the “Amendment”). The Amendment modifies the American-blend Cigarette Manufacturing Agreement, effective as of January 1, 2010, between RJRT and BATUSJ (the “2010 Agreement”) (the 2010 Agreement, as modified by the Amendment, the “Manufacturing Agreement”). A copy of the 2010 Agreement was attached as exhibit 10.1 to RAI’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 2, 2010. Under the 2010 Agreement, RJRT was appointed (and after giving effect to the Amendment, remains) BATUSJ’s exclusive manufacturer of all of BATUSJ’s requirements for certain American-blend cigarettes (the “Product”) intended to be sold and distributed in Japan.

Prior to the Amendment, the term of the 2010 Agreement was scheduled to expire on December 31, 2014, subject to earlier termination and RJRT’s one-time option to extend the term for a period of 12, 24 or 36 months, in each case, subject to the terms and conditions of the 2010 Agreement. Pursuant to the Amendment: the foregoing option to extend has been eliminated; and the Manufacturing Agreement will remain in effect beyond December 31, 2014, provided that either RJRT or BATUSJ may terminate the Manufacturing Agreement by furnishing three years’ notice to the other party, with any such notice to be given no earlier than January 1, 2016. The foregoing termination right is in addition to certain other termination rights each party already has, and will continue to have, under the Manufacturing Agreement, including without limitation, the right of a party to terminate upon the material, uncured breach of the Manufacturing Agreement by the other party.

In addition to the changes described in the preceding paragraph, and certain other changes, the Amendment modifies the terms of the 2010 Agreement relating to: Product pricing; cost-savings initiatives; the manner in which BATUSJ provides RJRT periodic Product volume forecasts; the sourcing of raw materials; and new Product launches.

BAT, through a wholly owned subsidiary other than BATUSJ, owns approximately 42% of RAI’s outstanding common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: December 18, 2012